Exhibit 23.2

JSC “Kept”
Naberezhnaya Tower Complex, Block C
10 Presnenskaya Naberezhnaya
Moscow, Russia 123112
Telephone +7 (495) 937 4477
Fax +7 (495) 937 4499

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 29, 2022, with respect to the consolidated financial statements of GDEV Inc. (formerly Nexters Inc.), included herein, which constitutes post-effective amendment no. 2 to registration statement on Form F-1 (No. 333-273536) of GDEV Inc. (formerly Nexters Inc.), and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ JSC “Kept”
JSC “Kept”

Moscow, Russia
April 29, 2024